UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2022

HOUGHTON MIFFLIN HARCOURT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36166	27-1566372
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 High Street Boston, MA		02110
(Address of principal executive offices)		(Zip Code)

(617) 351-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HMHC	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.  Other Events.

On March 7, 2022, Houghton Mifflin Harcourt Publishers Inc., Houghton Mifflin Harcourt Publishing Company and HMH Publishers LLC (collectively, the “Issuers”), each a wholly-owned subsidiary of Houghton Mifflin Harcourt Company (the “Company”), caused to be delivered to the holders of the Issuers’ 9.000% Senior Secured Notes Due 2025 (the “Notes”) a conditional notice of redemption (the “Notice”) relating to the full redemption of all of their issued and outstanding Notes (the “Redemption”) on April 7, 2022 (the “Redemption Date”), pursuant to the Indenture dated as of November 22, 2019 (the “Indenture”) among the Issuers, the guarantors named therein, U.S. Bank National Association, as trustee (the “Trustee”), and Citibank, N.A., as notes collateral agent.  The redemption price for the Notes is equal to the sum of 104.500% of the principal amount of the Notes, plus accrued and unpaid interest, if any, on the Notes to (but not including) the Redemption Date (the “Redemption Price”). If the Closing Condition (defined below) has been satisfied, on and after the Redemption Date, interest on the Notes will cease to accrue in accordance with the Indenture, unless the Issuers default in paying the Redemption Price.

The Issuers’ obligation to redeem the Notes and pay the Redemption Price on the Redemption Date is conditioned upon the completion of the merger of Harbor Purchaser Inc., a Delaware corporation (the “Purchaser”), into the Company, with the Company continuing as the surviving corporation (the “Merger”) (the “Closing Condition”), pursuant to and on terms set forth in an Agreement and Plan of Merger, dated February 21, 2022 (the “Merger Agreement”) by and among the Company, Harbor Holding Corp., a Delaware corporation (the “Parent”), and the Purchaser. The Merger Agreement provides for the acquisition of the Company by the Parent through a cash tender offer by the Purchaser for all of the Company’s outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), at a price of $21.00 per share of Common Stock.

In the Issuers’ discretion, the Redemption Date may be delayed until such time as the Closing Condition is satisfied.  The Redemption may not occur and the Notice may be rescinded in the event that the Closing Condition is not satisfied by the Redemption Date or by the Redemption Date so delayed. The closing of the Merger and the acceptance by the Purchaser of shares of Common Stock in the related cash tender offer are subject to a number of conditions, including that the number of shares of Common Stock validly tendered and not validly withdrawn, together with any shares of Common Stock beneficially owned by the Parent or any subsidiary of the Parent, equals at least one share more than 50% of all shares of Common Stock then outstanding. As a result, there can be no assurance that the Redemption will occur on the Redemption Date or at all.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture and is qualified in its entirety by reference to the Notice.

Important Additional Information

The tender offer for the outstanding shares of Common Stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Common Stock. The solicitation and offer to buy shares of Common Stock will only be made pursuant to the tender offer materials that the Parent intends to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, the Parent will file a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to the Company’s stockholders free of charge. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, by contacting the Company’s Investor Relations either by telephone at 410-215-1405 or e-mail at Chris.Symanoskie@hmhco.com or on the Company’s website at www.hmhco.com.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ Joseph P. Abbott, Jr
Name:	Joseph P. Abbott, Jr.
Title:	Chief Financial Officer

Dated: March 7, 2022

3